Exhibit 99.1

FOR IMMEDIATE RELEASE

ZOSANO PHARMA ANNOUNCES NEW EXECUTIVE APPOINTMENT

AND MANAGEMENT CHANGE

FREMONT, CA, September 8, 2015 – Zosano Pharma Corporation (NASDAQ: ZSAN), a clinical-stage specialty pharmaceutical company that has developed a proprietary transdermal microneedle patch system to deliver drug formulations through the skin, today announced management changes reflecting the evolution of the business from a R&D-oriented company to a commercially focused organization as it prepares for completion of the Phase 2 study for ZP-Glucagon in September and of the Phase 1 study for its ZP-Triptan product candidate by the end of 2015.

Konstantinos Alataris, Ph.D., has been appointed to the newly created role of President and Chief Operating Officer, and will join the company on September 21, 2015. Zosano has created this position to broaden its leadership base as the company’s pipeline of drug candidates advances into later-stage clinical development.

Pete Daddona, Ph.D., Chief Scientific Officer and Executive Vice President, R&D will retire from the company, effective December 31, 2015. He will serve as a scientific advisor to Zosano for a period of one year after his retirement and will continue to guide the company’s R&D strategy.

“Konstantinos brings extensive experience as an executive and leader in the healthcare field to Zosano,” said CEO Vikram Lamba. “He successfully built the company he founded, Nevro, where he took the company’s product through research and clinical development to successful commercialization, an experience that will be extremely valuable as Zosano prepares for pivotal studies and future commercialization of its lead product candidates. We are extremely thankful to Pete for his contributions in bringing the technology to this stage and will continue to benefit from his guidance as a scientific advisor as we prepare the company for future product commercialization.”

Dr. Alataris was the Founder and held the roles of President, Chief Executive Officer and Chief Commercial Officer of Nevro Corp. (NYSE: NVRO), a medical device company that has developed an innovative, evidence-based neuromodulation platform for the treatment of chronic pain. At Nevro, Dr. Alataris built the business from product development to successful commercialization. He was responsible for negotiating complex clinical development and regulatory paths in neurological disorders both in the United States and internationally, resulting in regulatory approved marketed products. Following Nevro, Dr. Alataris served as Executive Chairman of the Board of Directors at IRRAS AB and Head of Digital Healthcare Strategy at mc10. Prior to Nevro, Dr. Alataris was a Vice President at Bay City Capital, a healthcare focused venture capital firm based in San Francisco. He holds Master’s degrees in Electrical Engineering and Business and a Ph.D. in Bioengineering from the University of Southern California.

About Zosano Pharma

Zosano Pharma Corporation is a clinical-stage specialty pharmaceutical company that has developed a proprietary transdermal microneedle patch system to deliver drug formulations through the skin for the treatment of a variety of indications. Zosano Pharma’s microneedle patch system offers rapid onset, consistent drug delivery, improved ease of use and room-temperature stability, benefits that the company believes often are unavailable using oral formulations or injections. Zosano Pharma’s microneedle patch system has the potential to deliver numerous medications for a wide variety of indications in commercially attractive markets. It has been tested in more than 400 patients with over 30,000 patches successfully applied to humans in Phase 1 and Phase 2 clinical studies. Learn more at www.zosanopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding expected clinical activities and other future events. Readers are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” “unaudited,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict and actual outcomes may differ materially. These include risks and uncertainties, without limitation, associated with the process of discovering, developing and commercializing products that are safe and effective for use as human therapeutics, risks inherent in the effort to build a business around such products and other risks and uncertainties described under the heading “Risk Factors” in Zosano Pharma Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with Securities and Exchange Commission on March 26, 2015. Although the company believes that the expectations reflected in these forward-looking statements are reasonable, it cannot in any way guarantee that the future results, level of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. All forward-looking statements are based on information currently available to Zosano Pharma and Zosano Pharma assumes no obligation to update any such forward-looking statements.

Zosano Contact:

Vikram Lamba

Chief Executive Officer

510-745-1200

Investor Contact:

Paul Chun

Westwicke Partners

858-356-5931

paul.chun@westwicke.com

Media Contact:

Jamie Lacey-Moreira

PressComm PR, LLC

410-299-3310

jamielacey@presscommpr.com